UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________________________________________________________________________________________________________________________________________
FORM 8-K
___________________________________________________________________________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2024
___________________________________________________________________________________________________________________________________________________
ICHOR HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)
___________________________________________________________________________________________________________________________________________________

Cayman Islands	001-37961	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3185 Laurelview Ct.
Fremont, California 94538
(Address of principal executive offices, including Zip Code)
(510) 897-5200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
___________________________________________________________________________________________________________________________________________________
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001	ICHR	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On March 13, 2024, Ichor Holdings, Ltd. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC and Stifel, Nicolaus & Company, Incorporated, as the representatives for the underwriters named in Schedule I thereto (the “Underwriters”), in connection with the offering of 3,333,334 shares of the Company’s ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), sold by the Company (the “Offering”) at a public offering price of $37.50 per share, less an underwriting discount of $1.5938 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30‑day option to purchase up to 500,000 additional shares of the Ordinary Shares on the same terms.
The Company received net proceeds from the Offering of approximately $118.8 million after deducting underwriting discount and estimated expenses of the Offering. The Company intends to use the net proceeds from the Offering to repay outstanding indebtedness under its revolving credit facility and for general corporate purposes, which may include capital expenditures, potential acquisitions, growth opportunities and strategic transactions.
The Underwriting Agreement contains customary representations, warranties, covenants and conditions. In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities that could be incurred by them in connection with the Offering.
The Offering is being made pursuant to an effective Registration Statement on Form S‑3ASR (File No. 333‑273825) filed with the Securities and Exchange Commission (the “SEC”) on August 9, 2023. A prospectus supplement relating to the Offering has been filed with the SEC. The closing of the Offering occurred on March 18, 2024.
The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 to this Report and incorporated herein by reference.
Item 8.01 Other Events
On March 13, 2024, the Company issued a press release announcing that it had priced the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference. Maples and Calder (Cayman) LLP has issued an opinion, dated March 18, 2024, to the Company regarding certain legal matters with respect to the Offering, a copy of which is filed as Exhibit 5.1 hereto.
Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
1.1
Underwriting Agreement, dated March 13, 2024, among Ichor Holdings, Ltd. and Cowen and Company, LLC and Stifel, Nicolaus & Company, Incorporated, as the representatives for the underwriters named in Schedule I thereto.

5.1	Opinion of Maples and Calder (Cayman) LLP.
23.1	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1).
99.1	Press Release, dated March 13, 2024.
99.2	Information relating to Part II, Item 14. "Other Expenses of Issuance and Distribution" of Ichor Holdings, Ltd.'s automatic shelf registration statement on Form S-3 (File No. 333-273825).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICHOR HOLDINGS, LTD.

Date: March 18, 2024	/s/ Greg Swyt
Greg Swyt
Chief Financial Officer